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                                                                   EXHIBIT 10.13

                                                                           FINAL

                            INDEMNIFICATION AGREEMENT

        This Indemnification Agreement (this "AGREEMENT") is made as of February 10, 2005, by and among SYNOVA HEALTHCARE GROUP, INC., a Nevada corporation (f/k/a Advanced Global Industries Corporation) (the "COMPANY"), SYNOVA HEALTHCARE, INC., a Delaware corporation ("SYNOVA"), G.M. CAPITAL PARTNERS, LTD., a B.V.I. company ("GM"), and OCEANA PARTNERS LLC ("Oceana" and, together with GM, each, individually, an "INDEMNITOR," and collectively, the "INDEMNITORS").

                                   BACKGROUND

        A. The Company and Synova are parties to an Agreement and Plan of Merger (the "MERGER AGREEMENT") dated as of January 13, 2005, as amended, pursuant to which Synova will merge (the "MERGER") with Synova AGBL Merger Sub, Inc., a wholly owned subsidiary of the Company, with Synova being the surviving corporation. The Indemnitors are significant stockholders of the Company and will derive a significant benefit from the consummation of the Merger.

        B. Immediately following the consummation of the Merger, the Company will issue and sell equity securities in an amount not to exceed $3,500,000, pursuant to a Securities Purchase Agreement among the Company and the purchasers party thereto, and in substantially the form attached hereto as Exhibit A (the "SECURITIES PURCHASE AGREEMENT").

        C. The execution and delivery of this Agreement by the Indemnitors are conditions to Synova's obligation to consummate the Merger.

        NOW, THEREFORE, intending to be legally bound, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                1. DEFINITIONS. All defined terms used in this Agreement that are not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Merger Agreement.

                2. INDEMNIFICATION. As an inducement to Synova's consummation of the Merger, the Indemnitors hereby agree to, jointly and severally, indemnify, defend and hold harmless the Company, Synova and their respective directors, officers, stockholders and affiliates (collectively, the "INDEMNITEES") from and against any and all demands, proceedings, judgments, obligations, settlements, charges, claims, losses of any kind, liabilities, damages, actions, causes of action, deficiencies, costs and expenses including but not limited to, costs of investigation, court costs, actual interests costs, penalties and reasonable attorneys fees (collectively, "LOSSES") that the Indemnitees may sustain, suffer or incur and that arise out of, are caused by, relate to, or result or occur from or in connection with (i) any breach by any of the AGBL Parties of any representation, warranty or covenant made by the AGBL Parties in the Merger Agreement or (ii) any breach by the Company of any representation, warranty or covenant contained in the Securities Purchase Agreement (except to the extent such breach relates solely to representations, warranties or covenants of Synova).

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                3.      SECURITY; LIMITATIONS. As security for the
indemnification obligations of the Indemnitors hereunder, each Indemnitor does hereby grant to the Indemnitees a security interest in, and does hereby assign, pledge, hypothecate, deliver and set over to the Indemnitees, their successors and assigns, 500,000 shares of Company common stock (350,000 shares in the name of GM and 150,000 shares in the name of Oceana), together with any additions, exchanges, replacements and substitutions therefor, dividends and distributions with respect thereto, and the proceeds thereof (collectively, the "SHARES"). The Indemnitees are hereby authorized to file financing statements naming the Indemnitors as debtors (without Indemnitors' signatures) in accordance with the Uniform Commercial Code as adopted in the State of Delaware. The Indemnitors hereby authorize the Indemnitees to file all financing statements and amendments to financing statements describing the Shares in any filing office as the Indemnitees, in their sole discretion, may determine. Upon Indemnitors' failure to perform their indemnification obligations hereunder, Indemitees shall have, in addition to all rights given at law or in equity, the rights granted to a secured party under the Uniform Commercial Code as adopted in the State of Delaware. Concurrently with the execution of this Agreement, the Shares shall be delivered to the Escrow Agent, to be held in escrow pursuant to that certain Escrow Agreement between the parties hereto and Blank Rome LLP, such Escrow Agreement to be in substantially the form attached hereto as Exhibit B. For purposes of this Section, each share of Company Common Stock shall be deemed to have a value equal to the Closing Price (as defined below) of such Company common stock on the date the indemnification claim is paid. Notwithstanding anything contained herein to the contrary, (i) the liability of the Indemnitors hereunder shall not apply to any claims for indemnification that are not made by the Indemnitees on or prior to the eighteen-month anniversary of the Closing Date (as defined in the Securities Purchase Agreement) (the "ESCROW TERMINATION DATE") and (ii) the indemnification obligations of the Indemnitors hereunder shall be limited to the Shares. All Shares not forfeited, assigned and transferred hereunder prior to the Escrow Termination Date will be promptly returned to the Indemnitors; provided, however, that the Escrow Agent may withhold any Shares it deems necessary to secure any indemnification claims made hereunder prior to the Escrow Termination Date, but which, as of such date, have not been resolved, and no such Shares withheld by the Escrow Agent pursuant to such provision will be returned to the Indemnitors until such indemnification claims are resolved and then only to the extent such Shares are not required to be forfeited hereunder. For purposes of this Agreement, "CLOSING PRICE" means, on any particular date (a) the last reported closing bid price per share of AGBL Common Stock on such date on the applicable Trading Market (as defined in the Securities Purchase Agreement), (b) if there is no such price on such date, then the closing bid price on the applicable Trading Market on the date nearest preceding such date, (c) if the AGBL Common Stock is not then listed or quoted on a Trading Market and if prices for the AGBL Common Stock are then reported in the "pink sheets" published by the Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the AGBL Common Stock so reported, or (d) if the shares of AGBL Common Stock are not then publicly traded the fair market value of a share of AGBL Common Stock as determined by a qualified independent appraiser selected in good faith by the Company's board of directors.

                4. NOTICES. If the Indemnitees intend to seek indemnification under this Agreement, they shall promptly notify the Indemnitors in writing of such claim; provided, however, that the failure to give such notice shall not affect the rights of the Indemnitees hereunder unless given after the Escrow Termination Date.

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                5.      MISCELLANEOUS.

                        5.1 This Agreement (together with the Merger Agreement and the other Transaction Documents (as defined in the Securities Purchase Agreement)) contains the entire agreement between the parties with respect to the subject matter hereof, is not intended to confer upon any third party any rights or remedies, and shall not be assignable by any party hereto without the prior written consent of the other party.

                        5.2 This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and permitted assigns.

                        5.3 This Agreement shall be governed by the laws of the State of Delaware applicable to contracts executed and to be performed therein.

                        5.4 No failure of any party hereto to exercise, delay in exercising, or single or partial exercise of any right, power or remedy hereunder shall preclude any other or further exercise of the same or any other right, power or remedy by any such party.

                        5.5 Paragraphs and headings as used in this Agreement have been inserted for convenience of reference only and shall neither constitute a part of this Agreement nor affect its meaning, construction or effect.

                        5.6 If any portion of this Agreement is construed to be invalid, illegal or unenforceable as against public policy or otherwise, the remainder of this Agreement shall not be affected thereby, and shall remain in full force and effect.

                        5.7 This Agreement may be executed in any number of counterparts, and by any party on separate counterparts, each of which as so executed and delivered shall be an original, and all of which together shall constitute one and the same document. It shall not be necessary in making proof of this Agreement as to any party hereto to produce or account for more than one such counterpart executed by such party.

                            [SIGNATURE PAGE FOLLOWS]

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        IN WITNESS WHEREOF, the parties have executed this Indemnification
Agreement as of the date first above written.

                                        SYNOVA HEALTHCARE GROUP, INC.

                                        By:  /s/ Randle Barrington-Foote
                                            ------------------------------------
                                            Name:  Randle Barrington-Foote
                                            Title: President

                                        SYNOVA HEALTHCARE, INC.

                                        By:  /s/ Stephen King
                                            ------------------------------------
                                            Stephen King,
                                            Chief Executive Officer

                                        G.M. CAPITAL PARTNERS, LTD.

                                        By:  /s/ J. A. Michie
                                            ------------------------------------
                                            Name:  J. A. Michie
                                            Title: Managing Director

                                        OCEANA PARTNERS LLC

                                        By:  /s/ Courtlandt G. Miller
                                            ------------------------------------
                                            Name:  Courtlandt G. Miller
                                            Title: Senior Managing Director

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                                                                       EXHIBIT A

                          SECURITIES PURCHASE AGREEMENT

                                        5
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                                                                       EXHIBIT B

                                ESCROW AGREEMENT

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